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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

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                                  AS OF MAY 31ST 2014

FUND                                     NAME OF PERSON            OWNERSHIP % OF SERIES
COLUMBIA RISK ALLOCATION FUND  AMERICAN ENTERPRISE INVESTMENT SVC                  92.82%

                                AS OF DECEMBER 1ST 2013

FUND                                     NAME OF PERSON            OWNERSHIP % OF SERIES
COLUMBIA RISK ALLOCATION FUND    COLUMBIA MGMT INVESTMENT ADVSR
                                              LLC                                  75.32%
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